Exhibit 107
Calculation of Filing Fee Table
Form S-3
(Form Type)
Exagen Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carryforward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Newly Registered Securities	Equity	Common Stock, $0.001 par value per share	457(o)	(1)	(2)
	Equity	Preferred Stock, $0.001 par value per share	457(o)	(1)	(2)
	Debt	Debt Securities	457(o)	(1)	(2)
	Equity	Warrants	457(o)	(1)	(2)
	Equity	Units	457(o)	(1)	(2)
	Unallocated (Universal) Shelf	—	457(o)	(1)	(2)	$69,143,750.00	0.00014760	$10,205.62 (3)

Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, $0.001 par value per share	415(a)(6)	(1)	(2)				Form S-3	333-250015	November 19, 2020
	Equity	Preferred Stock, $0.001 par value per share	415(a)(6)	(1)	(2)				Form S-3	333-250015	November 19, 2020
	Debt	Debt Securities	415(a)(6)	(1)	(2)				Form S-3	333-250015	November 19, 2020
	Equity	Warrants	415(a)(6)	(1)	(2)				Form S-3	333-250015	November 19, 2020
	Equity	Units	415(a)(6)	(1)	(2)				Form S-3	333-250015	November 19, 2020
	Unallocated (Universal) Shelf	—	415(a)(6)	(1)	(2)	$80,856,250.00	0.0001091		Form S-3	333-250015	November 19, 2020	$8,821.47
		Total Offering Amounts				$150,000,000.00		$10,205.62
		Total Fees Previously Paid						—
		Total Fee Offset						—
		Net Fee Due						$10,205.62
(1)There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, and such indeterminate number of units, as shall have an aggregate initial offering price not to exceed $150,000,000.00. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $150,000,000.00, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The $150,000,000 of securities registered hereunder includes $10,822,402 of shares of common stock that may be offered, issued and sold pursuant to that certain sales agreement by and between the registrant and Cowen and Company, LLC. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. The registrant previously paid registration fees in the aggregate of $26,307 with respect to the Registration Statement on Form S-3 (Commission File No. 333-250015) (the “Prior Registration Statement”) of which $8,821.47 was paid in connection with the registration of the primary offering of securities that remain unsold as of the date hereof. Pursuant to Rule 415(a)(6) under the Securities Act the registration fee of $8,821.47 associated with the offering of the unsold securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement) is hereby carried forward to be applied to the unsold securities registered hereunder, and no additional filing fee is due with respect to the unsold securities in connection with the filing of this Registration Statement.
(2)The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Item 16(b) of Form S-3 under the Securities Act.
(3)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.